                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. _)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 WebHire, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4) Date Filed:

          ---------------------------------------------------------------------

                                 WEBHIRE, INC.
                              91 Hartwell Avenue
                        Lexington, Massachusetts 02421
                                (781) 869-5000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDER'S

                         To Be Held on March 20, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Webhire, Inc. (the "Company") will be held on March 20, 2002 at 3:30 p.m., local time, at the Company's principal executive offices at 91 Hartwell Avenue, Lexington, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

    1. The election of Lars D. Perkins and J. Paul Costello as Class III Directors to serve for a three-year term, with such term to continue until the Annual Meeting of Stockholders following the close of the Company's 2004 Fiscal Year and until their successors are duly elected and qualified;

    2. The approval of an amendment and restatement of the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's common stock, par value $.01 per share, issuable thereunder from 700,000 to 950,000 shares; and

    3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on January 23, 2002 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

   In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors
                                          Stephen D. Allison
                                          Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 WEBHIRE, INC.
                              91 Hartwell Avenue
                        Lexington, Massachusetts 02421
                                (781) 869-5000

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, MARCH 20, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Webhire, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, March 20, 2002, at 3:30 p.m., local time, at the Company's principal offices at 91 Hartwell Avenue, Lexington, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

   At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of Lars D. Perkins and J. Paul Costello as Class III Directors to serve for a three-year term, with such term to continue until the Annual Meeting of Stockholders following the close of the Company's 2004 Fiscal Year and until their successors are duly elected and qualified;

    2. The approval of an amendment and restatement of the Company's 1996 Stock Option and Grant Plan (the "1996 Stock Option Plan") to increase the number of shares of the Company's common stock, par value $.01 per share, issuable thereunder from 700,000 to 950,000 shares; and

    3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Notice of Annual Meeting, the Proxy Statement and the Proxy Card are first being mailed to stockholders of the Company on or about February 13, 2002 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on January 23, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of January 23, 2002, there were 4,517,079 shares of Common Stock, outstanding and entitled to vote at the Annual Meeting and approximately 72 stockholders of record. Each holder of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held of record with respect to each matter submitted at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the Company's headquarters at 91 Hartwell Avenue, Lexington, Massachusetts 02421, (781) 869-5000.

   On May 17, 2001, the stockholders of the Company approved an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse split of the shares of the Company's Common Stock (the "Existing Common"). The reverse split became effective as of 9:00 a.m. on June 18, 2001. No fractional shares of newly issued common stock ("New Common") were issued and, in lieu thereof, stockholders holding a number of shares of Existing Common not evenly divisible by five received cash in lieu of fractional shares of New Common. In this Proxy Statement, accompanying financial statements and related notes, all share and per share amounts have been retroactively adjusted to reflect the reverse stock split.

   The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

   A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee. Abstentions and broker non-votes will not be counted as voting with respect to the election of Directors and, therefore, will not have an effect on the election of Directors.

   A quorum being present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of the amendment and restatement of the 1996 Stock Option Plan. Broker non-votes will not be considered entitled to vote on this matter and, therefore, will have no effect on the approval of the amendment and restatement of the 1996 Stock Option Plan. Abstentions will be counted as voting against the amendment to the 1996 Stock Option Plan.

   Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are made therein, properly executed proxies will be voted in favor of the proposals set forth herein. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders, subject to Securities and Exchange Commission ("SEC") rules and regulations governing the exercise of such authority. The Board of Directors is not aware of any matters that will be presented at the Annual Meeting other than the election of Directors and the amendment and restatement of the Company's 1996 Stock Option Plan.

   Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

   An Annual Report to Stockholders (which does not form a part of the proxy solicitation materials), containing financial statements for the fiscal year ended September 30, 2001 ("Fiscal 2001") is being mailed concurrently herewith to stockholders of the Company.

   The mailing address of the principal executive offices of the Company is 91 Hartwell Avenue, Lexington, Massachusetts 02421.

              PROPOSAL NUMBER 1--ELECTION OF CLASS III DIRECTORS

   The Company's certificate of incorporation provides for a staggered Board of Directors consisting of the number of Directors designated from time to time by the Board of Directors and divided into three classes as nearly equal in number as possible. The directors for each class serve for three-year terms with one class being elected by the Company's stockholders at each annual meeting. The number of Directors presently constituting the Board of Directors is seven. There are two Directors of each class, and there is one vacancy on the Board.

   On July 19, 1999, the Company entered into a stock purchase agreement (the "1999 Stock Purchase Agreement") with SOFTBANK Capital Partners LP and its affiliates (collectively, "SOFTBANK"), pursuant to which SOFTBANK agreed to purchase in a private placement 792,079 shares of Common Stock for an aggregate purchase price of $20,000,000. Pursuant to the terms of the 1999 Stock Purchase Agreement, SOFTBANK is entitled to nominate two members of the Board of Directors. For so long as SOFTBANK owns at least 10% of the Company's outstanding Common Stock, SOFTBANK will be entitled to nominate one director each time a class of directors in which one of its representatives serves is subject to election. Additionally, one of the SOFTBANK directors will be entitled to serve as a member of the audit committee and the compensation committee of the Board of Directors. In connection with the closing of the 1999 Stock Purchase Agreement, the Board of Directors, acting pursuant to the power granted by the Company's by-laws to fill four vacancies on the Board of Directors, elected Charles R. Lax as a director to serve as one of the SOFTBANK nominees. The second Board position for which SOFTBANK is entitled to submit nominations is currently vacant.

   On July 10, 2000, the Company entered into a stock purchase agreement (the "2000 Stock Purchase Agreement") with Korn/Ferry International ("Korn/Ferry"), SOFTBANK, and other investors, pursuant to which the Company issued and sold an aggregate of 1,361,700 shares of Common Stock in a private placement for an aggregate purchase price of $16,000,000 ($8,000,000 of which was invested by Korn/Ferry). Under the terms of the 2000 Stock Purchase Agreement, for as long as it owns at least 5% of the Company's outstanding stock, Korn/Ferry will be entitled to nominate one member of the Board of Directors. In connection with the closing of the 2000 Stock Purchase Agreement, the Board of Directors, acting pursuant to the power granted by the Company's by-laws to fill vacancies on the Board of Directors, elected Peter L. Dunn as a director to serve as Korn/Ferry's nominee.

   At the Annual Meeting, two Class III Directors will be elected to serve until the Annual Meeting of Stockholders following the close of the Company's 2004 Fiscal Year and until their successors are duly elected and qualified. The Board of Directors has nominated Lars D. Perkins and J. Paul Costello for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Perkins and Mr. Costello as Directors. The Company has no reason to believe that either of the two nominees will become unable or unwilling to serve as elected. However, if any nominee should become unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors. Proxies may not be voted for a greater number of persons than the two nominees to be re-elected as Class III Directors.

Vote Required For Approval

   A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

   The Board of Directors of the Company recommends that the Company's stockholders vote "FOR" the re-election of the nominees to the Board of Directors of the Company.

      PROPOSAL NUMBER 2--APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
                       COMPANY'S 1996 STOCK OPTION PLAN

   On February 1, 2002, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 1996 Stock Option Plan (the "Plan Amendment"), pursuant to which the number of shares of Common Stock reserved for issuance under the 1996 Stock Option Plan was increased from 700,000 to 950,000. A copy of the Plan Amendment is attached hereto as EXHIBIT A.

   The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key management personnel and other full-time employees and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the directors, officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the 1996 Stock Option Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the 1996 Stock Option Plan will help the Company to accomplish these goals and will keep the Company's equity incentive compensation competitive.

   As of January 23, 2002, options to purchase 32,023 shares of Common Stock currently reserved for issuance under the 1996 Stock Option Plan have not yet been granted.

SUMMARY OF 1996 STOCK OPTION PLAN

   The following description of certain features of the 1996 Stock Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 Stock Option Plan which is attached hereto as EXHIBIT A and which indicates the effect of the Plan Amendment.

   On May 8, 1996, the 1996 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders. The 1996 Stock Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that do not so qualify ("Non-Qualified Options") and (iii) shares of Common Stock. The 1996 Stock Option Plan is designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company to encourage such persons to acquire or increase a proprietary interest in the success of the Company. Prior to the Plan Amendment, there were 700,000 shares authorized for issuance under the 1996 Stock Option Plan. If approved, the Plan Amendment would increase the number of shares of Common Stock authorized for issuance under the 1996 Stock Option Plan to 950,000.

PLAN ADMINISTRATION; ELIGIBILITY

   The 1996 Stock Option Plan provides that it shall be administered by the full Board of Directors or a committee of non-employee directors, as appointed by the Board of Directors from time to time.

   The Board of Directors may discontinue or amend the 1996 Stock Option Plan at any time provided that the rights and obligations under any option issued prior to any amendment cannot be adversely affected by such amendment without the consent of the optionee.

   The Board of Directors has full power to select, from among the persons eligible for awards under the 1996 Stock Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific term of each award, subject to the provisions of the 1996 Stock Option Plan. Incentive Options may be granted only to officers or other employees of the Company, including members of the Board of Directors who are also employees of the Company. Non-Qualified Options may be granted or issued to officers or other employees of the Company, directors and to consultants and other key persons who provide services to the Company (regardless of whether they are also employees).

MATERIAL TERMS OF OPTIONS

   The exercise price of each option granted under the 1996 Stock Option Plan is determined by the Board of Directors but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the 1996 Stock Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised during the optionee's lifetime only by the optionee, or his or her guardian or legal representative. As of the close of business on January 14, 2002, the fair market value of a share of Common Stock was $1.52 as determined by the price of a share of the Common Stock on NASDAQ.

   The Term of each option is fixed by the Board of Directors and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to the automatic grants of options, which are granted to non-employee directors on the date they become directors and on each October 1 that such director is a member of the Board of Directors, and provide for a fixed vesting schedule, the Board of Directors determines at what time or times each option may be exercised and, subject to the provisions of the 1996 Stock Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Board of Directors, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

   The 1996 Stock Option Plan provides that in the case of certain transactions constituting a change in control of the Company, the 1996 Stock Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all vested options and all or a portion of unvested options, as specified in the applicable option agreement, for a period of at least 15 days prior to the date of such termination.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

   The following summary is intended only as a general guide as to the federal income tax consequences under current law of participation in the 1996 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

   Under current federal tax law, an employee who receives a non-qualified option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. An employee who receives an Incentive Option under Section 422 of the Code does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the option price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any incentive stock option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares, ordinary income, in an amount equal to the difference between the sale price and exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an incentive stock option.

1996 STOCK OPTION PLAN BENEFITS

   As grants of awards under the 1996 Stock Option Plan are subject to the discretion of the Board of Directors, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1996 Stock Option Plan is not determinable, except that under the 1996 Stock Option Plan, each non-employee director first joining the Board of Directors automatically receives an option to purchase 1,000 shares of Common Stock when such director is first elected or appointed to the Board of Directors, with option shares vesting proportionately over four years. In addition, each non-employee director automatically receives an option to purchase 500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

Vote Required For Approval

   The affirmative vote of a majority of the Common Stock present or represented by proxy at the Annual Meeting is required to approve the proposed amendment to the Company's 1996 Stock Option and Grant Plan.

   The Board of Directors unanimously recommends a vote "FOR" the approval of the amendment to the Company's 1996 Stock Option Plan.

                        INFORMATION REGARDING DIRECTORS

   Set forth below is certain information regarding the directors of the Company, including the Class III Directors who have been nominated by the Board of Directors for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                      Director
  Name                                                            Age  Since
  ----                                                            --- --------
  Class III--Term Expires at Annual Meeting following Fiscal 2001
  Lars D. Perkins*............................................... 42    1986
  J. Paul Costello*.............................................. 62    1982

  Class I--Term Expires at Annual Meeting following Fiscal 2002
  Russell J. Campanello.......................................... 45    1994
  Charles R. Lax................................................. 42    1999

  Class II--Term Expires at Annual Meeting following Fiscal 2003
  Martin J. Fahey................................................ 47    1997
  Peter L. Dunn.................................................. 56    2000

*  Nominees for re-election

   The principal occupation and business experience during at least the last five years for each director of the Company are set forth below:

   Martin J. Fahey was named Chief Executive Officer in July 1999. Mr. Fahey was elected President of the Company and a member of the Board of Directors in July 1997. Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation, a software company, from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

   Peter L. Dunn was elected as a director of the Company in August 2000. Mr. Dunn has been a Director of Korn/Ferry International since 1992. Mr. Dunn is Chief General Counsel and Corporate Secretary of Korn/Ferry International.

   Lars D. Perkins, co-founder of the Company, has served as Chairman of the Board of the Company since 1986. Mr. Perkins is Managing Director of idealab! Boston, a member of the idealab! Network, the leading creator and operator of Internet businesses, whose focus is on identifying, launching and operating New England-based Internet businesses. Mr. Perkins served as President of the Company from 1986 to 1997 and as Chief Executive Officer from 1986 to 1999.

   J. Paul Costello was a co-founder of the Company and a member of the Board of Directors of the Company since its founding in 1982. Mr. Costello has served as President of J. Paul Costello Associates, Inc., a consulting company, since 1969 and for many years was President of Costello & Company, Inc., a national contract recruiting company and outplacement firm. Mr. Costello has been a human resource management consultant for over thirty years.

   Russell J. Campanello was elected as a director of the Company in October 1994. Since July 2000, Mr. Campanello has served as Chief People Officer at NerveWire, a business-to-business Internet professional services firm. From February 1998 to June 2000, Mr. Campanello served as Senior Vice President, Human Resources at Genzyme Corporation. From March 1996 to February 1998, Mr. Campanello was Vice President of Nets Incorporated, an Internet-based marketing company. From June 1987 to February 1996, Mr. Campanello served as Vice President of Human Resources of Lotus Development Corporation.

   Charles R. Lax was elected as a director of the Company in September 1999. Mr. Lax is a general partner of SOFTBANK Capital Partners, a firm he co-founded in July 1999. Mr. Lax is also managing director of Mobius Venture Capital (formerly known as SOFTBANK Venture Capital), which he co-founded in November 1997. Mr. Lax is also a Director of SOFTBANK Investment America Corporation. Mr. Lax founded GrandBanks Capital, a venture capital partnership, sponsored by SOFTBANK and Mobius Venture Capital in January 2001. He is its Managing General Partner and its Chief Investment Officer. Prior to joining SOFTBANK, Mr. Lax was a venture partner at VIMAC Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industries from June 1993 to July 1996. Mr. Lax also serves on the public boards of 1-800-Flowers.com, Inc. (FLWS), and Interliant, Inc. (INIT), an Internet hosting and services company. Mr. Lax also serves on the board of a number of private companies, including Clearcross, Inc., Coradiant and Ember Corporation. Mr. Lax is a magna cum laude graduate of Boston University where he earned a Bachelor of Science.

   The Board of Directors of the Company held eight meetings during Fiscal 2001. During Fiscal 2001, each of the Directors attended 100% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors which he was a member during the term of his service as director, except Mr. Campanello and Mr. Dunn, who each did not attend two meetings. The Board of Directors has a standing Audit Committee and Compensation Committee.

   Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consisted of Russell J. Campanello and Charles R. Lax throughout Fiscal 2001. Peter L. Dunn was elected to serve as the third member of the Audit Committee on January 19, 2001. A copy of the Audit Committee Charter as presently in effect was filed with the Company's Proxy Statement on Schedule 14A on February 15, 2001.

   Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and recommends the compensation arrangements for all directors and officers of the Company. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the Company's 1994 Stock Option Plan, the 1996 Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee consisted of Russell
J. Campanello and Charles R. Lax throughout Fiscal 2001. The Compensation Committee met twice during Fiscal 2001.

Director Compensation

   Non-employee Directors receive $5,000 per year for services rendered as directors, plus a per meeting fee of $1,000 for each Directors' meeting attended in person after the fifth meeting, up to a maximum additional amount of $5,000 per fiscal year. In addition, all Directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Each non-employee Director automatically receives an option to purchase 1,000 shares of Common Stock under the 1996 Stock Option Plan when such director is first elected to the Board of Directors, with such option shares vesting proportionately over four years. In addition, each non-employee director automatically receives an option to purchase 500 shares of Common Stock under the 1996 Stock Option Plan on each October 1 that such director is a member of the Board of Directors, with such option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

                              EXECUTIVE OFFICERS

   The names and ages of all executive officers of the Company as of January 23, 2002 and the principal occupation and business experience during at least the last five years for each are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the discretion of the Board of Directors.

Name                    Age                             Position
----                    --- ----------------------------------------------------------------
Martin J. Fahey........ 47  President, Chief Executive Officer and Director
Stephen D. Allison..... 56  Chief Financial Officer, Vice President of Finance and Treasurer
Robert J. Lederman, Jr. 44  Vice President, Sales
Ellen B. Madonia....... 37  Vice President, Client Services and Operations
Edward F. Murray....... 46  Chief Technology Officer
Linda T. Rappaport..... 53  Chief Operating Officer
Elise J. Sargent....... 48  Vice President, Engineering

   Martin J. Fahey was named Chief Executive Officer in July 1999. Mr. Fahey was elected President of the Company and a member of the Board of Directors in July 1997. Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation, a software company, from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

   Stephen D. Allison joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2000. From May 1997 to January 2000,Mr. Allison was Chief Financial Officer for PRI Automation, the leading global supplier of advanced factory automation systems and software for semiconductor and OEM process tool manufacturers. Prior to joining PRI Automation, Mr. Allison was employed at Helix Technology Corporation, the leading manufacturer of cryogenic vacuum systems serving the global electronics marketplace, as Vice President and Chief Financial Officer from April 1995 to April 1997.

   Robert J. Lederman, Jr. was named Vice President of Sales in July 2000. From June 1999 to June 2000, Mr. Lederman served as Vice President of Internet Sales. Mr. Lederman joined the Company as Vice President of Human Resources in January 1997. From June 1994 to January 1997, Mr. Lederman was employed by Fidelity Investments as the Director of Human Resources. From June 1992 to June 1994, Mr. Lederman was Director of Employment and Employee Relations for Clean Harbors Environmental Services Company.

   Ellen B. Madonia was elected Vice President, Client Services and Operations in August 2001. Ms. Madonia joined the Company in April 1998, participating in the initial launch of the Company's ASP offerings. Ms. Madonia held the position of Director of Marketing from February 2000 to August 2001. From May 1997 to May 1998, Ms. Madonia was employed by Compaq Computer Corporation as the Database Marketing Manager, Installed Base Initiative. From February 1993 to May 1997, Ms. Madonia was employed by Interleaf, Inc. where she was responsible for developing that company's marketing communications strategy and managing the telesales organization.

   Edward F. Murray was named Chief Technology Officer in May 2000. Mr. Murray joined the Company as Vice President of Development for Electronic Commerce in November 1998. From September 1996 to November 1998, Mr. Murray was Vice President and Chief Technologist of the Product Development division of The Instream Corporation. From October 1989 to October 1995, Mr. Murray was employed by Lotus Development Corporation where he was responsible for the development of several product lines including Lotus Works and Lotus Forms.

   Linda T. Rappaport joined the Company as Chief Operating Officer in January 2002. From April 1998 to March 2001, Ms. Rappaport was Chief Operating Officer of JWG Associates, Inc., a national recruitment advertising agency. From October 1984 to April 1988, Ms. Rappaport was employed as the Director of Marketing/Sales at Barry Hyman Company, Inc. a national material handling company. From January 1983 to October 1988, Ms. Rappaport was employed as a Marketing Director at Drug Intake Management Evaluations Systems (DIMES), a developer of the first interactive drug database.

   Elise J. Sargent joined the Company as Vice President, Engineering in January 2000. From February 1997 to December 1999, Ms. Sargent was employed by Infinium Software, most recently as Vice President of NT Development for the Infinium suite of business applications. Ms. Sargent had previously served as Infinium's Director of Development for HR applications. From December 1995 to January 1997, Ms. Sargent was employed by Intersolv, Inc. as Director, Analysis and Design Development.

                            EXECUTIVE COMPENSATION

   The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 2001 (the "Named Executives").

Summary Compensation Table

   The following table summarizes the compensation paid to, awarded to or earned by the Named Executives for services rendered to the Company in all capacities during the last three fiscal years ended September 30, 2001.

                                                                   LONG TERM
                                         ANNUAL COMPENSATION      COMPENSATION
                                     ---------------------------- ------------
                                     Fiscal                        Securities
                                      Year                         Underlying    All Other
Name & Principal Position            Ended  Salary ($)  Bonus ($) Options (#)  Comp. ($) (1)
-------------------------            ------ ----------  --------- ------------ -------------
Martin J. Fahey.....................  2001   216,153          --     80,000        2,144
 President, CEO                       2000   189,583     119,000     63,200        3,232
                                      1999   175,000      52,736     10,000        2,396
Stephen D. Allison..................  2001   186,744          --     25,000        4,086
 Chief Financial Officer              2000   114,086(2)   47,224     38,000        1,624
                                      1999        --          --         --           --
Thomas F. Brady.....................  2001   146,103(3)       --         --       28,917
 VP of Services and Operations        2000   159,500      43,041     13,774        3,499
                                      1999   145,000      29,000      5,560        1,979
Robert J. Lederman..................  2001   147,042      18,750     15,000        1,765
 VP of Sales                          2000   130,000      64,125     10,650        3,119
                                      1999   130,000      19,500      4,380        2,552
Timothy J. McManus..................  2001   158,667(4)       --         --       25,593
 Chief Marketing Officer Development  2000   162,300      45,875     13,746        3,759
                                      1999   140,000      28,000      7,500        3,598
Edward F. Murray....................  2001   182,730          --     25,000        3,685
 Chief Technology Officer             2000   166,750      44,997     14,775        3,988
                                      1999   118,695(5)   29,000     11,000        2,336
Elise J. Sargent....................  2001   164,375          --     25,000        2,612
 VP of Engineering                    2000   109,135(6)   40,478     13,000          844
                                      1999        --          --         --           --

-------------------
(1) Other Compensation includes group term life insurance benefits, a Company contribution to the Named Executive for assistance in the purchase of a personal computer, a matching contribution made by the Company on behalf of the Named Executive under the Company's 401(k) savings plan, severance and/or the discount received on stock purchases through the Company's Employee Stock Purchase Plan.
(2) Based on nine months of service with the Company during the fiscal year ended September 30, 2000. Mr. Allison's salary would have totaled $175,000 had he been employed by the Company for the entire fiscal year.

(3) Mr. Brady terminated employment with the Company on August 6, 2001. Severance of $26,060 is included in the All Other Compensation figure and was paid through September 30, 2001.
(4) Mr. McManus terminated employment with the Company on August 10, 2001. Severance of $22,738 is included in the All Other Compensation figure and was paid through September 30, 2001.
(5) Based on ten months of service with the Company during the fiscal year ended September 30, 1999. Mr. Murray's salary would have totaled $145,000 had he been employed by the Company for the entire fiscal year.
(6) Based on ten months of service with the Company during the fiscal year ended September 30, 1999. Ms. Sargent's salary would have totaled $150,000 had she been employed by the Company for the entire fiscal year.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options during Fiscal 2001 to the Named Executives. No stock appreciation rights ("SARs") have been granted.

                               Individual Grants
                   ------------------------------------------
                                                                Potential Realizable
                               % of Total                         Value at Assumed
                    Number of   Options                           Annual Rates of
                   Securities  Granted to Exercise            Stock Price Appreciation
                   Underlying  Employees   Price                for Option Term (2)
-                    Options   in Fiscal    Per    Expiration ------------------------
Name               Granted (1)    Year     Share      Date         5%          10%
----               ----------- ---------- -------- ----------   --------    --------
Martin J. Fahey...   80,000      31.28%    $2.430  07/30/2011 $122,257     $309,824
Stephen D. Allison   25,000       9.78%    $2.430  07/30/2011 $ 38,205     $ 96,820
Thomas F. Brady...       --         --         --          --       --        --
Robert J. Lederman   15,000       5.87%    $2.430  07/30/2011 $ 22,923     $ 58,092
Timothy J. McManus       --         --         --          --       --        --
Edward F. Murray..   25,000       9.78%    $2.430  07/30/2011 $ 38,205     $ 96,820
Elise J. Sargent..   25,000       9.78%    $2.430  07/30/2011 $ 38,205     $ 96,820

-------------------
(1) All options were granted at fair market value as of the date of grant, vest over a four-year period and are valid for a term of ten years.

(2) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% respectively, over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises In Fiscal 2001 And Fiscal Year-End Option Values

   The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 2001 by the Named Executives, and the number and value of unexercised options held by such individuals on September 30, 2001.

                                       Number of Unexercised     Value of Unexercised
                    Shares                  Options at          In-the-Money Options at
                   Acquired               Fiscal Year End         Fiscal Year End (1)
                      on     Value   ------------------------- -------------------------
Name               Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
----               -------- -------- ------------------------- -------------------------
Martin J. Fahey...    --     $  --        76,113/117,188            $  --  /$41,600
Stephen D. Allison    --     $  --         10,000/53,000            $  --  /$13,000
Thomas F. Brady...    --     $  --             13,459/--            $       --  /$0
Robert J. Lederman    --     $  --         17,716/21,314            $   --  /$7,800
Timothy J. McManus    --     $  --             13,496/--            $       --  /$0
Edward F. Murray..    --     $  --         14,961/35,814            $  --  /$13,000
Elise J. Sargent..    --     $  --          5,750/32,250            $  --  /$13,000

-------------------
(1) Amount equals the difference between the fair market value and exercise price at September 30, 2001.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee for Fiscal 2001 consisted of Mr. Campanello and Mr. Lax. Mr. Campanello and Mr. Lax are not employees of the Company. Mr. Campanello has been a director of the Company since October 1994. Mr. Lax has been a director of the Company since September 1999. No executive officers of the Company serve on the Compensation Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

General

   The Compensation Committee advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and reviews and recommends the compensation arrangements for all directors and officers. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the 1994 Stock Option Plan, the 1996 Stock Option Plan and the 1996 Employee Stock Purchase Plan.

Compensation Philosophy

   The philosophy underlying the development and administration of the Company's executive compensation policies is to align the interests of executive management with the Company's annual and long-term performance goals. Key elements of this philosophy are:

   . Providing the executive with a base salary that is competitive with executive base salaries for comparable companies in the Company's industry and geographical area, enabling the Company to attract and retain highly qualified executive officers.

   . Establishing a discretionary incentive compensation program that delivers cash bonuses commensurate with (i) the Company's performance, as measured by operating, financial and strategic objectives; and (ii) the executive's performance, as measured against organizational and management objectives.

   . Providing significant equity-based incentives for executives, in the form of stock options, to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within the Company's industry and geographical area, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual. On an annual basis, the Compensation Committee reviews any proposed changes to these salaries and, while not required to, may approve increases to the base salaries.

Discretionary Incentive Compensation

   The discretionary incentive compensation program is a vehicle by which executives can earn additional cash compensation depending upon Company and individual performance relative to specified annual objectives. The objectives generally represent specific strategic and qualitative objectives, such as departmental performance improvements, implementation of specified programs and the timing and caliber of deliverables, as well as quantitative targets. Bonuses may be paid to each executive officer depending upon the relative success of his or her department in achieving its goals for that year and on the Company's success in achieving its revenue and profitability goals.

Equity-Based Incentives

   Equity-based long-term incentives are provided through grants of stock options under the 1994 Stock Option Plan and the 1996 Stock Option Plan. The option grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (generally ten years). Each option generally vests over a four-year period, contingent upon the executive officer's continued employment. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

   The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the Company's industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to specific formulae as to the relative option holdings of the Company's executive officers.

Employment Agreements

   The Company has entered into an employment agreement with each of the Named Executives which generally (i) restricts the Named Executive from engaging in any competitive business (as defined in the agreement) for a period of up to one year following termination of employment; (ii) requires the Named Executive to assign to the Company all rights in all works, ideas and inventions made by the Named Executive during the term of employment which directly relate to the Company's actual or proposed business; and (iii) requires the Named Executive to keep confidential, both during the term of employment and thereafter, all confidential or proprietary information of the Company.

Chief Executive Compensation

   Compensation for the Company's Chief Executive Officer is determined with two primary objectives: (i) to establish a level of base salary competitive with comparable companies and (ii) to make a significant percentage of the total compensation package contingent upon the Company's achievement of revenue and profitability and other corporate objectives.

   Mr. Fahey earned a base salary of $216,153 for Fiscal 2001, compared to a base salary of $189,583 for Fiscal 2000. Although Mr. Fahey was eligible for a cash bonus of up to 100% of his base salary for Fiscal 2001, he did not receive a cash bonus for that period. Although Mr. Fahey was eligible for a cash bonus of up to 100% of his base salary for Fiscal 2000, his cash bonus earned for that period was $119,000.

                                          Respectfully submitted by:

                                          The Compensation Committee
                                          Russell J. Campanello
                                          Charles R. Lax

                         Report of the Audit Committee
                           of the Board of Directors

   The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU(S) 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission.

   Each of the members of the Audit Committee is independent as defined under the marketplace rules of The Nasdaq Stock Market, Inc.

   The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

   Russell J. Campanello        Charles R. Lax             Peter L. Dunn

Performance Graph

   The following graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 23, 1996 in the Common Stock of the Company, the Nasdaq Composite Index (a broad market index) and the Nasdaq Computer and Data Processing Stocks Index (a published industry index).
                                    [CHART]

               HIRE        COMPOSITE        COMPUTER
7/23/96       100.00       100.00           100.00
9/30/96       178.57       116.95           125.93
9/30/97        59.52       160.68           189.21
9/30/98        34.52       161.46           229.74
9/30/99       102.92       261.77           404.78
9/30/00        33.33       350.10           571.58
9/30/01         5.62       142.87           176.12


-------------------
(1) The Nasdaq Composite Index is a broad market index which represents over 5,000 Nasdaq companies. The Nasdaq Composite Index is a measure of all Nasdaq System issues, exclusive of warrants. Each security in this Index is weighted by its relative market capitalization.
(2) The Nasdaq Computer and Data Processing Stocks Index is comprised of the publicly traded stocks of over 600 technology companies. The Company believes that the Nasdaq Computer and Data Processing Stocks is a representative peer group index because it contains stock of companies similar in business, size and growth characteristics to the Company.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table sets forth certain information as of January 14, 2002 with respect to the beneficial ownership of Common Stock of the Company by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company,
(iii) each of the Named Executives, and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power with respect to the Common Stock beneficially owned.

                                                                    Percentage of
            Name and Address                Number of Shares    Outstanding Shares of
         of Beneficial Owner(1)           Beneficially Owned(2)   Common Stock(2,3)
----------------------------------------- --------------------- ---------------------
SOFTBANK Capital Partners LP.............       1,520,362(A)            32.6%
and affiliates
10 Langley Road, Suite 403
Newton Center, MA 02159

Korn/Ferry International.................         680,851               14.6%
1800 Century Park East
Suite 900
Los Angeles, CA 90067

Lars D. Perkins..........................         190,833(B)             4.1%
J. Paul Costello.........................         176,856(C)             3.8%
Russell J. Campanello....................           5,281(D)               *
Peter L. Dunn............................             468(E)               *
Charles R. Lax...........................             843(F)               *
Martin J. Fahey..........................          91,359(G)             2.0%
Stephen D. Allison.......................          16,366(H)               *
Thomas F. Brady..........................           1,000                  *
Robert J. Lederman.......................          18,654(I)               *
Timothy J. McManus.......................              --                  *
Edward F. Murray.........................          21,418(J)               *
Elise J. Sargent.........................           6,500(K)               *
All executive officers and directors as a
  group (14 persons).....................         532,612(L)            11.4%

-------------------
(1) Unless otherwise indicated, the address for each beneficial owner is c/o Webhire, Inc., 91 Hartwell Avenue, Lexington, Massachusetts 02421.

(2) The number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following January 14, 2002.

(3) The applicable percentage ownership is based on the number of shares of Common Stock owned and outstanding as of January 14, 2002, together with the applicable options of such stockholder that are currently exercisable or exercisable within 60 days following January 14, 2002.

*  Represents beneficial ownership of less than 1% of the Common Stock

(A) Includes 1,391,426 shares owned by SOFTBANK Capital Partners LP, 20,186 shares owned by SOFTBANK Capital Advisors Fund, and 108,750 shares owned by SB Holdings (Europe) Ltd.

(B) Includes 41,100 shares of Common Stock beneficially owned by Mr. Perkins' wife and 4,218 shares subject to options held by Mr. Perkins.

(C) Includes 1,812 shares subject to options held by Mr. Costello.

(D) Includes 4,281 shares subject to options held by Mr. Campanello.

(E) Includes 468 shares subject to options held by Mr. Dunn.

(F) Includes 843 shares subject to options held by Mr. Lax.

(G) Includes 81,988 shares subject to options held by Mr. Fahey.

(H) Includes 12,000 shares subject to options held by Mr. Allison.

(I) Includes 18,654 shares subject to options held by Mr. Lederman.

(J) Includes 17,086 shares subject to options held by Mr. Murray.

(K) Includes 6,500 shares subject to options held by Ms. Sargent.

(L) Includes an aggregate of 150,293 shares subject to options held by executive officers and directors as a group.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since the Company's inception in 1982, Costello & Company, Inc. ("Costello") has been permitted to use the Company's software products and documentation thereto which are part of the Company's standard offering to its customers. To formalize this arrangement, on January 1, 1993, the Company entered into a License Agreement with Costello pursuant to which the Company granted Costello a fully-paid, perpetual license to use the Company's then-current software products and all replacement products developed and/or marketed by the Company, with certain limited exceptions, and documentation thereto. Pursuant to the terms of the License Agreement, Costello does not acquire any rights of ownership in the software or documentation and said software and documentation may only be used by Costello and J. Paul Costello, his wife, children and any business entity at least 51% of which is owned by any of them, to each of whom Costello may grant rights to use the software. J. Paul Costello, the President and principal shareholder of Costello and a director of the Company, derives a personal benefit from such arrangements.

   The Company has adopted a policy that transactions between the Company and its officers, directors and affiliates shall be reviewed on an ongoing basis and be submitted to the Audit Committee or other comparable body for review where appropriate.

                            INDEPENDENT ACCOUNTANTS

   Effective as of July 18, 2000, the Company replaced Arthur Andersen LLP (the "Former Auditor"), the principal accountant previously engaged to audit the Company's financial statements, with PricewaterhouseCoopers LLP (the "New Auditor"). During the Company's two fiscal years immediately preceding the replacement of the Former Auditor with the New Auditor, and the subsequent period, the principal accountant's report on the Company's financial statements did not contain an adverse opinion, disclaimer or qualification with respect to uncertainty, audit scope or accounting principles. During the Company's two fiscal years immediately preceding the replacement of the Former Auditor with the New Auditor, and the subsequent period, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report. During the Company's two fiscal years immediately preceding the replacement of the Former Auditor with the New Auditor, and the subsequent period prior to the appointment of the New Auditor, the Company has not consulted the New Auditor regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was either the subject of a disagreement or a reportable event. The change in accountants was approved by the Audit Committee.

   During Fiscal year 2002, the Company was billed aggregate audit fees of $199,350.

   The firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors to be the Company's independent accountants for Fiscal 2002. The consolidated financial statements of the Company for Fiscal 2001 have been audited and reported upon by PricewaterhouseCoopers LLP.

   A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

   Based solely on its review of the copies of the Section 16(a) reports it has received, or written representations from certain reporting persons that no
Section 16(a) reports were required to be filed for those persons, the Company believes that during Fiscal 2001 all filing requirements were complied with.

                           EXPENSES OF SOLICITATION

   The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and such custodians will be reimbursed for their expenses.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE CLOSE OF
                        THE COMPANY'S FISCAL YEAR 2001

   Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company no later than October 18, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations, including the rules and regulations of the SEC, in order to be included in the proxy statement.

   Any stockholder of record wishing to have a stockholder proposal considered at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less 120 days prior to the first anniversary of the date that the Company's Proxy statement was released to stockholders in connection with the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date that has changed by more than 30 days from the Anniversary, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of the 75th day prior to the scheduled date of such annual meeting or the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company.Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of such authority.

   Any such proposal should be mailed to: Secretary, Webhire, Inc., 91 Hartwell Avenue, Lexington, Massachusetts 02421.

                                 OTHER MATTERS

   The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

   STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2001 BY WRITING TO WEBHIRE, INC., 91 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                      EXHIBIT A

                             AMENDED AND RESTATED
                                 WEBHIRE, INC.
                       1996 STOCK OPTION AND GRANT PLAN

1.  PURPOSE

   This Stock Option and Grant Plan (the "Plan") is intended as a performance incentive for officers, employees, directors, consultants and other key persons of Webhire, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") or to whom shares of common stock are granted (the "Grantees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Nonqualified Options"), including, without limitation, grants of Nonqualified Options to members of the Board of Directors of the Company and consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees), and outright grants of common stock under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.  OPTIONS TO BE GRANTED AND ADMINISTRATION

   (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option.

   (b) The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board of Directors") each of whom is not an employee of the Company or any of its Subsidiaries and is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act") through August 14, 1996 and is a "non-employee director" within the meaning of Rule 16(b)-3(b)(3) of the Act on and after August 15, 1996. On and after the Plan becomes subject to Section 162(m) of the Code, each member of the Committee also shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. On and after August 15, 1996, the Plan may also be administered by the Board of Directors, and all references to the "Committee" herein may also be deemed to refer to the Board of Directors on and after August 15, 1996.

   (c) Subject to the terms and conditions of the Plan, the Committee shall have the power:

      (i) to determine from time to time the options or stock to be granted to eligible persons under the Plan, to prescribe the terms and provisions (which need not be identical) of options or stock granted under the Plan to such persons and to approve the grant of options or stock, as the case may be;

      (ii) to construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

      (iii) to accelerate the exercisability or vesting of all or any portion of any option;

      (iv) subject to the provisions of Section 5(a), to extend the period in which options may be exercised;

      (v) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

   All decisions and determinations by the Committee in the exercise of its powers shall be final and binding upon the Company, the Optionees and the Grantees.

3.  STOCK

   (a) The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"). The total number of shares that may be issued under the Plan shall not exceed an aggregate 950,000 shares of Common Stock. On and after the date the Plan is subject to Section 162(m) of the Code, options with respect to no more than 80,000 shares of Common Stock may be granted to any one individual during any one calendar year period. Such numbers shall be subject to adjustment as provided in Section 7 hereof.

   (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options or grants of Common Stock under the Plan.

4.  ELIGIBILITY

   (a) Incentive Options may be granted only to officers or other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries, members of the Board of Directors and consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees). Grants of Common Stock may be made to any officer, director, employee, consultant or other key person of the Company or its Subsidiaries.

   (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of 10% of the voting power of all outstanding capital stock of the Company (a "Ten Percent Stockholder") unless notwithstanding anything in this Plan to the contrary (i) the purchase price for the Common Stock subject to such option is at least 110% of the fair market value of such stock at the time of the grant and (ii) the option by its terms is not exercisable more than five years from the date of grant thereof.

   (c) Notwithstanding any other provision of the Plan, to the extent that the aggregate fair market value of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and Subsidiaries) exceeds $100,000, the options attributable to the excess over $100,000 shall be treated as Nonqualified Options under the Plan. Such annual limitation shall be applied by taking Incentive Options into account in the order in which they were granted.

   (d) Each individual who first joins the Board of Directors as a non-employee Director shall automatically be granted a Nonqualified Option to acquire 1,000 shares of Common Stock on the first day such individual serves as a non-employee Director. Each non-employee Director who is serving as Director of the Company on each October 1, beginning with October 1, 1996, shall automatically be granted on such day a Nonqualified Option to acquire 500 shares of Common Stock. The exercise price per share for the Common Stock covered by an option granted hereunder shall be equal to the "fair market value" (determined pursuant to the formula set forth in Section 5(d) hereof) of the Common Stock on the date the option is granted, and except as otherwise provided in this Section 4(d), any options granted hereunder shall be subject to the other provisions of this Plan.

      An option granted under this Section 4(d) shall be exercisable with respect to one-fourth of the total shares to which the option relates on each anniversary of the grant date; provided, however, that any option so granted shall become immediately exercisable in full upon the termination of service of the non-employee Director because of disability or death. No option issued under this Section 4(d) shall be exercisable after the expiration of ten years from the date upon which such option is granted. For purposes of this Section 4(d), "disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

      The provisions of this Section 4(d) shall apply only to options granted or to be granted to non-employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any option issued under this Plan to an Optionee who is not an non-employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 4(d) shall govern the rights and obligations of the Company and non-employee Directors respecting options granted or to be granted to non-employee Directors.

5.  TERMS OF THE OPTION AGREEMENTS

   Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

   (a) Expiration; Termination of Employment. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted; provided, however, that if such Incentive Option is held by a Ten Percent Stockholder, the expiration date of such Incentive Option shall not be later than five years from the date of grant thereof. If an Optionee's employment or service as a director with the Company and its Subsidiaries terminates for any reason, the Committee may in its discretion provide, at any time, that any outstanding option granted to such Optionee under the Plan shall be exercisable, subject to the expiration date of such option, for such period following termination of employment as may be specified by the Committee, which period for purposes of Incentive Options shall not exceed three months where such termination is not due to death or disability (within the meaning of Section 22(e)(3) of the Code) or one year where such termination is due to death or disability. If an Optionee's employment or service as a director with the Company and its Subsidiaries terminates due to the Optionee's willful actions against the interests of the Company, the option may be terminated upon written notice to the Optionee; in such a case, the option will cease to be exercisable immediately upon the Optionee's receipt of such written notice.

   (b) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be fifty (50) shares, or such lesser number as is subject to exercise under the option at the time, provided that no fractional shares may be issued.

   (c) Exercise. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

   (d) Purchase Price. The purchase price per share of Common Stock subject to each option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date or, if no prices were reported for such date, for the last date preceding such date on which prices were reported, (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, and (iii) the fair market value of the Common Stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

   (e) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

   (f) Transfer. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Nonqualified Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

6.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

   (a) Any option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 5(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice"). As a condition precedent to the exercise of any option, the Optionee shall pay or make arrangements for the payment of all taxes to be withheld, in accordance with Section 9 of the Plan.

   (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the Optionee has beneficially owned for more than six months and which the Optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause
       (iii).

   (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

   (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

   (b) Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.  EFFECT OF CERTAIN TRANSACTIONS

   In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such option of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, (A) all outstanding options which are then currently exercisable for shares of Common Stock and (B) such percentage between twenty-five percent (25%) and one hundred percent (100%) of any outstanding options that are not then currently exercisable for shares of Common Stock as shall have been determined by the Committee at the time of grant of the applicable options shall be exercisable for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period; provided, however, that in the absence of any express determination by the Committee as to the percentage of any options that shall be accelerated under clause (B) above, the percentage shall be twenty-five percent (25%).

9.  TAX WITHHOLDING

   (a) Each Optionee shall, no later than the exercise date of any option, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

   (b) An Optionee may elect to have his tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any option number of shares with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof), that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof) that would satisfy the withholding amount due.

10.  CONDITION TO GRANTS OF COMMON STOCK

   In addition to the terms and conditions expressly contemplated by the Plan, the Committee may impose such other terms and conditions on the grant of any Common Stock under the Plan as it may determine.

11.  AMENDMENT OF THE PLAN

   The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time. Plan amendments shall be subject to approval by the Company stockholders if and to the extent determined by the Committee to be necessary to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code. Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

12.  NONEXCLUSIVITY OF THE PLAN

   Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company or its Subsidiaries.

13.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

   (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

   (b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

14.  EFFECTIVE DATE OF PLAN RESTATEMENT; STOCKHOLDER APPROVAL

   This Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No Incentive Options may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

DIRECTIONS TO 2002 ANNUAL MEETING OF STOCKHOLDERS OF
WEBHIRE, INC.

From points North:

Rte. 95/128 South to Exit 31B, Rte 4/225 toward Bedford. The first traffic light is Hartwell Avenue. Right before the light, bear right and follow signs for Hartwell Avenue. Follow Hartwell Avenue past one traffic light to No. 91, on your right. Webhire reception is on the second floor to the right, at the top of the stair, behind the glass doors.


From Logan International Airport:

Follow signs out of the airport to Route 93 (Expressway/Downtown Boston) through the Sumner Tunnel. Take 93 North to Exit 37 (Route 95/128 South) to Exit 31B, Rte 4/225 toward Bedford. The first traffic light is Hartwell Avenue. Right before the light, bear right and follow signs for Hartwell Avenue. Follow Hartwell Avenue past one traffic light to No. 91, on your right. Webhire reception is on the second floor to the right, at the top of the stair, behind the glass doors.

                                   DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                  WEBHIRE, INC.
                 Annual Meeting of Stockholders - March 20, 2002

     The undersigned, revoking all prior proxies, hereby appoints Stephen D. Allison and Martin J. Fahey and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of the Stockholders of Webhire, Inc. (the "Company") to be held on Wednesday, March 20, 2002 and any adjourned sessions thereof, and there to vote and act upon (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledge receipt of : (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended September 30, 2001.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

Please mark votes as in this example.

[X]

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the proposals specified below, this proxy will be voted "FOR" such proposals.

1. To re-elect (01) Lars D. Perkins and (02) J. Paul Costello as Class III Directors of the Company.

                           For      Withheld

                           [_]        [_]



[_]
    --------------------------------------
    For all nominees except as noted above

2. To approve the amendment and restatement of the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's common stock, par value $.01 per share, issuable therunder from 700,000 to 950,000 shares.

                           For      Against     Abstain

                           [_]        [_]         [_]



                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING







                           Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personnally. If a corporation, sign in full corporate name by authorized person.


Signature:_____________________________Date:_________   Signature:_____________________________Date:__________